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                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                      FORM 8-K




                                   CURRENT REPORT




                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


         Date of Report (date of earliest event reported):  March 16, 1998


                               WELLS FARGO & COMPANY
               (Exact name of registrant as specified in its charter)


        Delaware                      l-6214            No. 13-2553920
(State or other juris-           (Commission File        (IRS Employer
 diction of incorporation)           Number)             Identification No.)


              420 Montgomery Street, San Francisco, California  94l04
            (Address of principal executive offices)         (Zip Code)


        Registrant's telephone number, including area code:  l-800-411-4932


                                   Not applicable
            (Former name or former address, if changed since last report)

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Item 5:  OTHER EVENTS

         Wells Fargo & Company received the following information after the printing of the proxy statement for its 1998 annual meeting of shareholders: Oppenheimer Capital ("Oppenheimer") has reported beneficial ownership of 6,129,043 shares of Wells Fargo Common Stock as of December 31, 1997. This amount represents approximately 7.0 percent of the total shares then outstanding, calculated in accordance with SEC rules. Oppenheimer is a registered investment adviser and shares voting and dispositive power over the reported shares with certain investment advisory clients and discretionary accounts.


                                     SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 20, l998.

                              WELLS FARGO & COMPANY



                              By: /s/ GUY ROUNSAVILLE, JR.
                                 ----------------------------
                                     Guy Rounsaville, Jr.
                                 Executive Vice President and
                                          Secretary

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